Exhibit 99.1

GrabAGun Digital Holdings Reports Fourth Quarter and Full Year 2025 Financial Results

Fourth Quarter Revenues Increased 14.1% to $29.6 million

Full Year Revenues Increased 3.6% to $96.4 million

Company Invests in Logistics Infrastructure to Drive Next Phase of Growth

Coppell, Texas – March 12, 2026 – GrabAGun Digital Holdings Inc. (“GrabAGun” or the “Company”) (NYSE:PEW), an online retailer of firearms, ammunition and related accessories, today reported fourth quarter and full year 2025 financial results for the three and twelve months ended December 31, 2025.

Marc Nemati, Chief Executive Officer of GrabAGun, commented, “Fourth quarter results were outstanding, underscoring the power of our unique model and digitally native strategy to serve the growing community of Americans wishing to exercise their Second Amendment rights. Our strong performance was driven by increasing customer engagement and platform utilization and we continue to significantly outperform the broader industry. For the quarter, we delivered firearms sales volume growth of 11.5% versus the 3.7% decline in Adjusted NICS background checks1, demonstrating the competitive advantages of our frictionless e-commerce platform that provides unmatched convenience and selection. We remain encouraged by the evolving demographics of firearms buyers and the sustained strength in our digital channels, which aligns with our long-term marketing and growth strategies.”

Nemati continued, “Additionally, the launch of PEW Logistics represents a significant strategic milestone, providing firearm and outdoor brands with a fully outsourced, end-to-end solution that enables them to drive direct-to-consumer growth and margin expansion while maintaining complete control of the customer journey. As part of this initiative, we have recently invested approximately $8 million in capital expenditures to expand our logistics and fulfillment infrastructure to support the growth of the PEW Logistics platform. Our focus remains on building scale, driving operational efficiency and creating lasting value for our shareholders while continuing to invest in technology enhancements, supplier relationships, and customer experience improvements. Even after these investments, we ended the year with over $110 million in cash and cash equivalents, we remain well positioned as we enter 2026, and we are encouraged by the operating trends we are seeing so far in the first quarter.”

Fourth Quarter Financial Highlights

•
Net revenue was $29.6 million, up 14.1% year-over-year, compared to $26.0 million in the prior-year quarter.
o
Firearms sales increased 19.1% to $25.7 million, reflecting volume growth of 11.5%.
o
Non-firearms sales declined 10.3% to $3.9 million, reflecting 34.7% lower unit volume.
•
Gross profit margin of 15.9% compared with 13.0% gross profit margin in the prior year quarter.
•
Loss from operations was $0.4 million compared to income from operations of $1.9 million in the prior year quarter, driven by stock-based compensation expense and public company expenses.
•
Net income was $0.4 million compared to net income of $2.0 million in the prior-year quarter.
•
Adjusted EBITDA2 was $0.2 million for the quarter compared to $2.1 million in Q4 2024.

1Adjusted NICS background checks refer to data from the National Instant Criminal Background Check System (NICS) that has been modified by the National Shooting Sports Foundation (NSSF) to exclude checks related to concealed carry permits and permit rechecks. This adjusted data is often used to provide a clearer picture of the firearms market, as the NICS system includes a significant number of checks for permit applications that do not directly correspond to a new firearm sale.

Full Year Financial Highlights

•
Net revenue was $96.4 million, up 3.6% year-over-year, compared to $93.1 million in FY 2024.
o
Firearms sales increased 9.7% to $81.2 million reflecting volume growth of 3.4%.
o
Non-firearms sales declined 20.1% to $15.2 million, reflecting 38.8% lower unit volume.
•
Gross profit margin of 11.7% compared with 10.4% gross profit margin in the prior year.
•
Loss from operations was $4.4 million compared to income from operations of $4.1 million in the prior year, driven by stock-based compensation expense and higher public company expenses following the Business Combination, including certain transaction-related expenses.
•
Net loss was $2.5 million compared to net income of $4.5 million in the prior year.
•
Adjusted EBITDA2 was $0.8 million in 2025 compared to $4.7 million in 2024.
•
Cash and cash equivalents of $110.4 million, or $3.68 per share, as of December 31, 2025.

Business Highlights

•
Overall Customer Lifetime Value3 increased by 8.9% year-over-year to $875.
•
In FY 2025, Mobile Sessions4 held constant at 72.0% year-over-year and accounted for 67.4% of transactions and 64.4% of net revenue, respectively, demonstrating a beneficial channel mix that aligns with the Company’s mobile-first strategy.
•
Company net revenue increased 3.6% year-over-year, significantly outpacing the broader industry as Adjusted NICS background checks declined 4.1% year-over-year during 2025, highlighting the competitive advantages of GrabAGun’s frictionless eCommerce experience.
•
Launched PEW Logistics, the Company’s direct-to-consumer logistics solution for firearms and outdoor brands, with KelTec® Weapons already implementing the turnkey, white-label platform and suite of software and services enabling brand-owned, mobile-friendly digital storefronts.
•
Became the first major firearms retailer to accept cryptocurrency payments, adding Bitcoin, USDC, and USDT across the full product catalog in December to strategically access younger, crypto-native consumers representing one of the fastest-growing firearms market segments.
•
Executed $8.9 million of share repurchases during 2025, with $11.1 million remaining of the Company’s previously authorized $20.0 million share repurchase program, reflecting management’s strong conviction in the Company’s fundamentals and an efficient capital allocation strategy to maximize shareholder value.
•
Launched Shoot and SubscribeTM, an ammunition subscription service providing significant savings and convenient recurring delivery options for customers.

2 Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how the Company defines and calculates this measure and a reconciliation thereof to net income (loss), the most directly comparable GAAP measure.

3 Customer Lifetime Value is an estimate of the present value of revenue expected from each customer, including the first order plus projected repeat orders.

4 Mobile Session is a period of user interaction with an app or website, initiated when a user opens your app in the foreground or views a page on your website using a mobile device.

Fourth Quarter and Full Year 2025 Conference Call and Webcast

Management will host a conference call at 4:30 PM ET today to discuss its fourth quarter and full year 2025 results. The live webcast and replay will be accessible under the Events & Presentations section of the Company’s Investor Relations website at investors.grabagun.com.

About GrabAGun

We are defenders. We are sportsmen. We are outdoorsmen. We believe that it is our American duty to help everyone, from first-time buyers to long-time enthusiasts, understand and legally secure their firearms and accessories. That’s why our arsenal is fully packed, consistently refreshed, and always loaded with high-quality, affordable firearms and accessories. Industry-leading brands that GrabAGun works with include Smith & Wesson Brands, Sturm, Ruger & Co., SIG Sauer, Glock, Springfield Armory and Hornady Manufacturing, among others.

GrabAGun is a fast growing, digitally native and multi-brand eCommerce retailer of firearms, ammunition and related accessories, and other outdoor enthusiast products. Building on its proprietary software expertise, GrabAGun’s eCommerce site has become one of the leading firearm retail websites. In addition to its eCommerce excellence, GrabAGun has developed industry-leading solutions that transform supply chain management, combining dynamic inventory and order management with AI-powered pricing and demand forecasting. These advancements enable seamless logistics, efficient regulatory compliance and a streamlined experience for customers.

Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements other than historical facts contained herein are forward-looking statements. Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “forecasts,” “estimates,” “budgets,” “projects,” “strategy,” “guidance,” “outlook,” “believes,” “expects,” “intends,” “plans,” “predicts,” “potential,” “seek,” “continue,” “target,” “goal,” “will,” “would,” “should,” “could,” “can,” “may,” and similar terms, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s the Registration Statement on Form S-4, as amended, filed by GrabAGun, including the definitive proxy/prospectus declared effective by the United States Securities and Exchange Commission (“SEC”) on June 20, 2025 and other documents filed or to be filed by GrabAGun from time to time with the SEC. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. Recipients are cautioned not to put undue reliance on forward-looking statements. The forward-looking statements included herein are only made as of the date of this report, or if earlier, as of the date they were made, and we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.

Revision of Previously Issued Financial Statements

The Company has revised certain prior-period financial statements to correct immaterial adjustments identified during the preparation of its consolidated financial statements. These adjustments include recognition of inventory, cost of goods sold, prepaid expenses, and presentation of specific line items in the statements of cash flows and statements of operations. These revisions were not material to the prior periods and do not affect the ongoing operations of the Company or Adjusted EBITDA. A quantification of the impact of these adjustments on each financial statement line item will be included in the Company's Form 10-K for the year ended December 31, 2025. The adjustments affecting the previously reported year ended December 31, 2024 are also included in the section Revision of Prior Period Financial Statements below.

Investors & Media

GrabAGun@icrinc.com

GRABAGUN DIGITAL HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$110,395	$7,887
Inventory, net	8,532	4,244
Deferred transaction costs	—	252
Prepaid expenses and other current assets	1,761	582
Total current assets	120,688	12,965

Capitalized software, net	781	404
Property and equipment, net	8,550	28
Operating lease right-of-use asset	39	263
Other assets	1,204	44
Total assets	$131,262	$13,704

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$11,833	$8,687
Operating lease liability, current	41	233
Accrued expenses and other current liabilities	2,447	1,079
Unearned revenue	2,453	2,274
Total current liabilities	16,774	12,273

Long-term debt	6,887	—
Operating lease liability, net of current portion	—	41
Total liabilities	23,661	12,314

Commitments and Contingencies

Shareholders' Equity:
Common stock, $0.0001 par value; 200,000,000 shares authorized; 31,545,268 shares issued and 29,982,590 shares outstanding as of December 31, 2025 and 10,000,000 shares issued and outstanding as of December 31, 2024	3	1
Treasury stock; 1,562,678 shares as of December 31, 2025 and no shares as of December 31, 2024	(8,884)	—
Additional paid-in capital	121,171	—
Retained earnings (accumulated deficit)	(4,689)	1,389
Total shareholders' equity	107,601	1,390
Total liabilities and shareholders' equity	$131,262	$13,704

GRABAGUN DIGITAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Net revenues	$29,624	$25,957	$96,449	$93,122
Cost of goods sold	24,910	22,582	85,123	83,413
Gross profit	4,714	3,375	11,326	9,709

Operating expenses:
Sales and marketing	405	157	917	543
General and administrative	4,734	1,360	14,773	5,051
Total operating expenses	5,139	1,517	15,690	5,594
Income (loss) from operations	(425)	1,858	(4,364)	4,115

Other income:
Interest income, net	850	75	1,868	241
Other income, net	—	43	1	164
Total other income	850	118	1,869	405

Income (loss) before income tax expense	425	1,976	(2,495)	4,520
Income tax expense	12	11	12	11
Net income (loss)	$413	$1,965	$(2,507)	$4,509

Weighted-average shares outstanding, basic	30,010,851	10,000,000	19,531,982	10,000,000
Weighted-average shares outstanding, diluted	30,049,264	10,000,000	19,531,982	10,000,000
Net income (loss) per share, basic	$0.01	$0.20	$(0.13)	$0.45
Net income (loss) per share, dilutive	$0.01	$0.20	$(0.13)	$0.45

GRABAGUN DIGITAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(IN THOUSANDS)

	For the Years Ended December 31,
	2025	2024
Operating activities:
Net income (loss)	$(2,507)	$4,509
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	3,781	—
Depreciation of property and equipment	19	16
Amortization of software development costs	190	293
Non-cash lease expense	224	210
Sales return allowance	7	(97)
Inventory returns reserve	11	55
Changes in operating assets and liabilities:
Inventory, net	(4,299)	(829)
Prepaid expenses and other current assets	(1,179)	258
Other assets	(1,159)	(23)
Accounts payable	3,194	(2,297)
Operating lease liability	(233)	(208)
Accrued and other current liabilities	1,355	226
Unearned revenue	179	(355)
Net cash provided by (used in) operating activities	(417)	1,758

Investing activities:
Purchase of property and equipment	(8,473)	—
Disposal of property and equipment	2	—
Additions to capitalized software	(511)	(150)
Net cash used in investing activities	(8,982)	(150)

Financing activities:
Distributions to GrabAGun Members	(3,571)	(4,420)
Payments of deferred transaction costs	—	(39)
Proceeds from reverse recapitalization	180,621	—
Cash consideration for Business Combination	(50,000)	—
Transaction costs incurred in connection with Business Combination	(13,233)	—
Proceeds from borrowings, net	6,892	—
Payments of debt issuance costs	(5)	—
Payment for stock repurchases	(8,797)	—
Net cash provided by (used in) financing activities	111,907	(4,459)

Net increase (decrease) in cash and cash equivalents	102,508	(2,851)
Cash and cash equivalents, beginning of period	7,887	10,738
Cash and cash equivalents, end of period	$110,395	$7,887

Supplemental disclosures
Income taxes paid	$—	$11

Supplemental disclosures of non-cash investing and financing activities:
Stock-based compensation expense capitalized in internal-use software development costs	$4	$—
Additions of capitalized software included within accounts payable	$53	$—
Purchases of property and equipment included within accounts payable	$70	$—
Deferred transaction costs included in accounts payable	$—	$213
Excise tax for stock repurchase included within accounts payable	$87	$—

Non-GAAP Financial Information

We utilize Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, to supplement GAAP measures of performance as a tool to evaluate our historical financial and operational performance, identify trends affecting our business, and formulate business plans and make strategic decisions. We believe that Adjusted EBITDA provides users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of interest income, net, income tax, and non-cash expenses, including depreciation, amortization, stock compensation, and certain non-recurring costs, as management does not believe these to be representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue.

The non-GAAP financial measures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Adjusted EBITDA is not a liquidity measure and should not be considered as discretionary cash available to us to reinvest in the growth of our business or to distribute to shareholders or as a measure of cash that will be available to us to meet our obligations.

We define Adjusted EBITDA as net income (loss) excluding interest income, net, income tax, and non-cash expenses, including depreciation and amortization, stock-based compensation, and certain non-recurring costs. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

The following table reconciles our GAAP and non-GAAP financial measures for the three and twelve months ended December 31, 2025 and 2024 (in thousands, except percentages):

	For the Three Months Ended December 31,			For the Years Ended December 31,
	2025	2024		2025	2024
Net revenues	$29,624	$25,957		$96,449	$93,122
Cost of goods sold	24,910	22,582		85,123	83,413
Gross profit	4,714	3,375		11,326	9,709
% Gross profit	16%	13%		12%	10%

Net income (loss)	$413	$1,976		$(2,507)	$4,509
Interest income, net	(850)	(75)		(1,868)	(241)
Income tax expense	12	11		12	11
Depreciation and amortization	65	51		217	310
Stock-based compensation expense (1)	577	—	—	3,781	—
Non-recurring costs (2)	14	101		1,118	101
Adjusted EBITDA	231	2,064		753	4,690
% Adjusted EBITDA margin	1%	8%		1%	5%

(1) Year ended 2025 includes $2.9 million of stock-based compensation expense related to shares of common stock issued to a consultant in connection with the Business Combination.

(2) Non-recurring costs consist of third-party accounting and consulting fees incurred in connection with the Business Combination.

Revision of Prior Period Financial Statements

Audited Balance Sheet

	As of December 31, 2024
	As Previously Reported	Adjustment	As Revised
Inventory, net	$4,771	$(527)	$4,244
Total current assets	13,492	(527)	12,965
Total assets	14,231	(527)	13,704
Retained earnings	1,916	(527)	1,389
Shareholders' equity	1,917	(527)	1,390
Total liabilities and Shareholders' equity	14,231	(527)	13,704

Audited Statement of Operations and Unaudited Non-GAAP Financial Information

	For the Year Ended December 31, 2024
	As Previously Reported	Adjustment	As Revised
Cost of goods sold	$83,621	$(208)	$83,413
Gross profit	9,501	208	9,709
General and administrative	5,062	(11)	5,051
Income from operations	3,896	219	4,115
Income tax expense	-	11	11
Net income	4,301	208	4,509
Net income per share, basic and diluted	0.43	0.02	0.45
Adjusted EBITDA (Non-GAAP)	4,711	(21)	4,690

Audited Statement of Cash Flows

	For the Year Ended December 31, 2024
	As Previously Reported	Adjustment	As Revised
Operating activities:
Net income	$4,301	$208	$4,509
Sales return allowance	97	(194)	(97)
Inventory returns reserve	51	4	55
Inventory, net	(617)	(212)	(829)
Deferred transaction costs	(252)	252	-
Accounts payable	(2,084)	(213)	(2,297)
Accrued and other current liabilities	32	194	226
Net cash provided by operating activities	1,719	39	1,758
Financing activities:
Payments of deferred transaction costs	-	(39)	(39)
Net cash used in financing activities	(4,420)	(39)	(4,459)